December 20, 2014

NW Natural Gas Company
220 NW Second Avenue
Portland, Oregon 97209
Attn: C. Alex Miller
Re: First Amendment to Credit Agreement
Ladies/Gentlemen:
Please refer to the Credit Agreement dated as of December 20, 2012 among Northwest Natural Gas Company, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and U.S. Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents (the “Credit Agreement”). Capitalized terms used but not defined in this letter amendment (this “Amendment”) shall have the meanings specified in the Credit Agreement.
The Borrower, the Required Lenders and the Administrative Agent agree that the Credit Agreement is amended as follows:
1. Definition of Issuing Bank. The definition of “Issuing Bank” is amended in its entirety to read as follows:
“Issuing Bank” means JPMorgan, Wells Fargo Bank, N.A. and U.S. Bank, N.A., in each case in its capacity as an issuer of Letters of Credit hereunder, and any other Person that, with the consent of the Borrower and the Administrative Agent, agrees to become an “Issuing Bank” hereunder, together with their respective successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
2. Addition of Definition of LC Cap. The following definition is added to Section 1.1 in appropriate alphabetical sequence:
“LC Cap” means, with respect to any Issuing Bank, the maximum amount of the commitment of such Issuing Bank to issue Letters of Credit hereunder, which shall be (i) in the case of JPMorgan, $34,000,000; (ii) in the case of each of Wells Fargo Bank, N.A. and U.S. Bank, N.A., $33,000,000; (iii) in the case of any other Issuing Bank, the amount agreed between the Borrower and such Issuing Bank at the time it becomes an Issuing Bank; and (iv) in any case, such other amount as such Issuing Bank and the Borrower may agree in writing from time to time.
3. Reduction in Overall LC Exposure and Limitation on each Issuing Bank’s LC Exposure. The last sentence of Section 2.6(b) is amended in its entirety to read as follows:
A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the total Revolving Credit Exposures shall not exceed the total Commitments, (ii) the LC Exposure shall not exceed $100,000,000 and (iii) the LC Exposure under all Letters of Credit issued by such Issuing Bank shall not exceed such Issuing Bank’s LC Cap.
4. References to Issuing Bank. As there will be multiple Issuing Banks under the Credit Agreement after giving effect to this Amendment, each reference in the Credit Agreement to “the Issuing Bank” or any similar phrase shall be deemed to be a reference to “an Issuing Bank”, “any Issuing Bank”, “the applicable Issuing Bank”, “each applicable Issuing Bank”, “such Issuing Bank”, “any Issuing Bank”, “the Issuing Banks” or a similar phrase, in each case as appropriate in the context of the applicable provision of the Credit Agreement.
This Amendment shall become effective when the Administrative Agent has received counterparts hereof (i) signed by the Required Lenders and each Lender that is to be an Issuing Bank after giving effect hereto and (iii) acknowledged by the Borrower. .
The provisions of Sections 9.6 (Counterparts; Integration; Effectiveness), 9.9 (Governing Law; Jurisdiction; Consent to Service of Process) and 9.10 (WAIVER OF JURY TRIAL) of the Credit Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.
Please evidence your agreement to the foregoing by signing below and returning a counterpart hereof to the Administrative Agent.
Very truly yours,
JPMORGAN CHASE BANK, N.A., individually, as an Issuing Bank and as Administrative Agent

By:
Name:                        _______
Title:

U.S. BANK, N.A., individually, as an Issuing Bank and as Co‑Syndication Agent

By:
Name:                        _______
Title:

WELLS FARGO BANK, N.A., individually, as an Issuing Bank and as Co‑Syndication Agent

By:
Name:                        _______
Title:

BANK OF AMERICA, N.A.

By:
Name:                        _______
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY

By:
Name:                        _______
Title:

UNION BANK, N.A.

By:
Name:                        _______
Title:

TD BANK, N.A.

By:
Name:                        _______
Title:

ROYAL BANK OF CANADA

By:
Name:                        _______
Title:

Acknowledged and agreed as of the date first written above:
NORTHWEST NATURAL GAS COMPANY

By:
Name: C. Alex Miller
Title: Vice President, Regulation and Treasurer